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                                                                   EXHIBIT 10.44

                                 PROMISSORY NOTE

$4,000,000.00                                                 New York, New York
                                                                 August 23, 2002

     FOR VALUE RECEIVED, S&W OF LAS VEGAS, L.L.C., a Delaware limited liability company, having an office at c/o The Smith & Wollensky Restaurant Group, Inc., 1114 First Avenue, New York, New York 10021 (the "MAKER"), promises to pay to MORGAN STANLEY DEAN WITTER COMMERCIAL FINANCIAL SERVICES, INC., a Delaware corporation having an office at 825 Third Avenue, New York, New York 10022 (the "PAYEE"), or order, at said office, or at such place as may be designated from time to time in writing by the Payee, the principal sum of Four Million and No/100 Dollars ($4,000,000.00) in lawful money of the United States of America in Federal funds or other immediately available New York City funds, with interest thereon from and including the date of this Note to, but not including, the date this Note is paid in full calculated in the manner hereinafter set forth, as follows:

          (i) interest on the Principal Balance calculated in the manner hereinafter set forth shall be due and payable on September 30, 2002, on the last day of each calendar month thereafter to and including the Maturity Date;

          (ii) equal monthly installments of principal in the amount of $33,333.33 each commencing June 30, 2003 and on the last day of each calendar month thereafter through and including the Maturity Date; and

          (iii) the entire Principal Balance, together with all interest accrued and unpaid thereon calculated in the manner hereinafter set forth and all other sums due under this Note, shall be due and payable on the Maturity Date.

     1. The following terms as used in this Note shall have the following meanings:

          (i) The term "BUSINESS DAY" shall mean any day on which the Payee is open for business in New York City.

          (ii) The term "DEBT" shall mean all principal, interest, additional interest and other sums of any nature whatsoever which may or shall become due to the Payee in accordance with the provisions of this Note, the Deed of Trust or Other Security Documents.

          (iii) The term "DEED OF TRUST" shall mean a certain Leasehold Deed of Trust, dated the date hereof in the principal sum of $4,000,000.00 given by the Maker to the trustee thereunder for the benefit of the Payee covering the leasehold estate of the Maker in certain premises located in Clark County, Nevada, as more particularly described

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     therein, and intended to be duly recorded in said County, as the same may be amended or restated from time to time.

          (iv) The term "FIXED RATE" shall mean a fixed rate of interest as so implemented pursuant to Paragraph 2(b) of this Note. The Fixed Rate shall be calculated for the actual number of days elapsed on the basis of a 365-366 day year and as otherwise set forth in the Loan Agreement.

          (v) The term "FLOATING RATE" shall mean a rate per annum equal to 2.75% PLUS the LIBO Rate in effect from day to day. Any change in the Floating Rate as a result of a change in the LIBO Rate shall be effective on the effective date of any such change in the LIBO Rate. The Floating Rate shall be calculated for the actual number of days elapsed on the basis of a 365-366 day year and as otherwise set forth in the Loan Agreement. Each determination of the Floating Rate shall be made by the Payee and shall be conclusive and binding upon the Maker absent manifest error.

          (vi) The term "LIBO RATE" shall mean for any day, an interest rate per annum equal to the interest rate set forth in The Wall Street Journal (New York City edition) as the one-month London Interbank Offered Rate (LIBOR) (or an equivalent rate) for such day (or, if The Wall Street Journal shall not be published on any Business Day, any other publication selected in good faith by the Lender that sets forth the one-month London Interbank Offered Rate), or, if such interest rate shall not be so set forth for such day, for the then most recent day for which such interest rate is so set forth. Any change in the LIBO Rate shall be effective on the date such change is so published.

          (vii) The term "LOAN" shall mean the loan in the principal sum of $4,000,000.00 made by the Payee to the Maker which is evidenced by this Note and secured by the Deed of Trust and the Other Security Documents.

          (viii) The term "LOAN AGREEMENT" shall mean the Term Loan Agreement dated the date hereof between the Maker, the Payee and The Smith & Wollensky Restaurant Group, Inc., as the same may be amended or restated from time to time.

          (ix)    The term "MATURITY DATE" shall mean May 31, 2008.

          (x) The term "OTHER SECURITY DOCUMENTS" shall mean all and any of the documents other than this Note or the Deed of Trust, now or hereafter executed by the Maker or others, and by or in favor of the Payee, which wholly or partially secure or guarantee payment of this Note, or which otherwise pertain to the Loan, including, without limitation, the Loan Agreement, as the same may be amended or restated from time to time.

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          (xi)    The term "PARTICIPANT" shall have the meaning given to such term in paragraph 6 of this Note.

          (xii) The term "PRINCIPAL BALANCE" shall mean the outstanding principal balance of this Note from time to time.

     2.   (a)     From the date of this Note to, but not including,
May 31, 2003, and subject to the provisions of this Note hereinafter set forth, the entire Principal Balance shall bear interest at the Floating Rate. Thereafter, the Principal Balance (or portions thereof) shall bear interest, subject to the provisions of this Note, at the Fixed Rate or the Floating Rate, in accordance with subparagraph (b) of this Paragraph 2.

          (b) Subject to the terms of this subparagraph (b), the Maker shall have the right to convert all or a portion of the Loan to the Fixed Rate for the period commencing at any time on or after May 31, 2003 through the Maturity Date. Any portion of the Loan to be converted to the Fixed Rate shall be in a minimum of $1,000,000.00. If the Maker elects to convert a portion of the Loan to a Fixed Rate as provided above, the entire remaining portion of the Loan that was not converted to a Fixed Rate may later be separately converted to a Fixed Rate on the terms of this subparagraph (b), or may continue to bear interest at the Floating Rate until the Maturity Date. If the Maker elects to convert all or a portion of the Loan to a Fixed Rate, then not later than fifteen (15) days prior to the intended date of conversion (the "CONVERSION DATE"), the Maker shall give the Payee irrevocable written notice (the "ELECTION NOTICE") that it elects to convert all or a portion of the Loan to the Fixed Rate for the period commencing on the Conversion Date through the Maturity Date. Notwithstanding the foregoing, the Conversion Date shall not occur during the last year of the Loan. If the Maker gives the Election notice, the Payee shall, as soon as practical prior to the Conversion Date, determine and quote to the Maker a Fixed Rate, and shall notify the Maker of the date and time by which the Maker must accept the quoted Fixed Rate. If the Maker rejects the quoted Fixed Rate, or if a Fixed Rate is unavailable as determined by the Payee in its sole and absolute discretion (which determination shall be conclusive and binding upon the Maker; provided, however, the Payee agrees that a Fixed Rate will be available if they are, at the time in question, being offered generally to customers of the Payee), or if the Maker does not inform the Payee of its acceptance of the quoted Fixed Rate by the date and time specified by the Payee, time being of the essence, then, the Floating Rate shall continue to apply to the Loan (or the applicable portion) until the Maturity Date. If the Maker accepts a quoted Fixed Rate by the date and time specified by the Payee, time being of the essence, the quoted Fixed Rate shall be applicable to the Loan (or the applicable portion) commencing on the Conversion Date to the Maturity Date. A quoted Fixed Rate may be accepted by the Maker either orally or in writing, provided that any such oral acceptance shall be immediately confirmed by the Maker in writing. In the event that the Payee shall have, in its sole and absolute discretion, determined that the Payee is unable to quote a Fixed Rate or that a Fixed Rate is unavailable for any reason whatsoever (subject to the provisio contained in the seventh (7th) sentence of this subsection (b)), the Payee shall so notify the

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Maker, and any such request for a Fixed Rate pursuant to this subsection (b)
shall be deemed to be a request for the Floating Rate to continue to apply to the Loan (or the applicable portion).

          (c) In addition to the conditions set forth above in this Paragraph 2, the Maker's right to convert all or a portion of the Loan to a Fixed Rate as provided above from and after May 31, 2003 shall not be applicable if a default under this Note, the Deed of Trust or the Other Security Documents shall have occurred and be continuing at the time the Maker gives the Election Notice or on the Conversion Date.

          (d) If the Payee determines that it is necessary or desirable in order to protect the priority of the lien of the Deed of Trust and the quality of its title insurance with respect thereto, then upon conversion of all or a portion of the Loan to a Fixed Rate pursuant to an Election Notice, the Payee shall be provided with (i) such modification agreements and any other documents required by the Payee in order to confirm such change in interest rate, all in form satisfactory to the Payee, and (ii) a new title insurance policy (or a title endorsement providing the same coverage) with respect to the Deed of Trust, dated as of the Conversion Date, acceptable in all respects to the Payee. The Maker shall bear all costs related to such modification including, without limitation, attorneys' fees and title insurance premiums.

     3.   (a)     With respect to any portion of the Loan bearing interest at the Fixed Rate (each a "FIXED RATE TRANCHE"), subject to the following provisions of this subparagraph, the Maker shall have the right to prepay a Fixed Rate Tranche in whole, or in multiples of $1,000.00 (with a minimum of $10,000.00), upon not less than five (5) Business Days' prior irrevocable written notice to the Payee specifying the intended date of prepayment, and the amount to be prepaid, provided that such prepayment is accompanied by payment of accrued interest to and including the date of prepayment and other sums then due and payable pursuant to the provisions of this Note, the Deed of Trust or the Other Security Documents. Any prepayments permitted hereunder shall be applied in reduction of the principal balance of the applicable Fixed Rate Tranche in inverse order of maturity. The Maker shall pay to the Payee contemporaneously with any such voluntary prepayment a Yield Maintenance Premium (as hereinafter defined). Any payment of the then outstanding principal indebtedness by virtue of a sale or after the Payee shall have declared the principal indebtedness immediately due and payable, or after the Payee shall have commenced an action or proceeding to foreclose the Deed of Trust as a result of a default thereunder, shall be deemed a voluntary prepayment for the purposes of this subparagraph and a Yield Maintenance Premium calculated pursuant to the provisions of this subparagraph shall be payable with respect thereto based upon the interest rate specified herein applicable to the then outstanding principal indebtedness immediately prior to such default, declaration or commencement. The portion of the Principal Balance specified in any such irrevocable notice of prepayment shall, notwithstanding anything to the contrary contained in this Note, the Deed of Trust or the Other Security Documents, be absolutely and unconditionally due and payable on the date specified in such notice. Amounts prepaid may not be re-borrowed. Notwithstanding anything to the contrary contained in this paragraph, the Payee shall not be obligated to accept a

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partial prepayment of the Principal Balance in accordance with the provisions of this subparagraph if any default shall have occurred and shall be continuing beyond applicable periods of notice and grace under this Note, the Deed of Trust or the Other Security Documents unless the Payee shall otherwise agree to the contrary in its sole and absolute discretion.

          "YIELD MAINTENANCE PREMIUM" shall mean an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. The term "PREPAYMENT DATE" shall mean the date on which prepayment is made. The term "CALCULATED PAYMENTS" shall mean the monthly payments of interest only which would be due based on the principal amount being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the applicable interest rate and (z) the Yield Maintenance Treasury Rate. The term "DISCOUNT RATE" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. The term "YIELD MAINTENANCE TREASURY RATE" shall mean the yield calculated by the Payee by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the maturity date. In the event Release H.15 is no longer published, the Payee shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall the Payee be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

          (b) With respect to any portion of the Loan bearing interest at the Floating Rate (the "FLOATING RATE TRANCHE"), subject to the following provisions of this subparagraph, the Maker shall have the right to prepay the principal balance applicable to the Floating Rate Tranche in whole, or in part, upon not less two (2) Business Days' prior irrevocable written notice to the Payee specifying the intended date of prepayment, and the amount to be prepaid provided that such prepayment is accompanied by a payment of all interest and other sums then due and payable pursuant to the provisions of this Note, the Deed of Trust or the Other Security Documents. Any prepayment of the principal amount applicable to the Floating Rate Tranche shall be without premium or penalty. Amounts prepaid may not be re-borrowed. All partial prepayments shall be applied first to the reduction of principal in the inverse order of maturity. The portion of the Principal Balance specified in any such irrevocable notice of prepayment shall, notwithstanding anything to the contrary contained in this Note, the Deed of Trust or the Other Security Documents, be absolutely and unconditionally due and payable on the date specified in such notice. Notwithstanding anything to the contrary contained in this subparagraph, the Payee shall not be obligated to accept a prepayment, in whole or in part, of the Principal Balance in accordance with the provisions of this subparagraph if any default shall have occurred and shall be continuing under this Note, the Deed of Trust or the Other Security

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Documents unless the Payee shall otherwise agree to the contrary in its sole and absolute discretion.

     4. Anything in this Note, the Deed of Trust or any of the Other Security Documents to the contrary notwithstanding, the Maker shall indemnify and hold the Payee harmless and defend the Payee at the Maker's sole cost and expense against any loss or liability, cost or expense (including, without limitation, reasonable attorneys' fees and disbursements of the Payee's counsel, whether in-house staff, retained firms or otherwise), and all claims, actions, procedures and suits arising out of or in connection with:

          (i) any ongoing matters arising out of this Note, the Deed of Trust, any of the Other Loan Documents or the transaction contemplated hereby or thereby, including, but not limited to, all costs of appraisal or reappraisal of all or any portion of any collateral for the Debt or of the granting by the Payee, in its sole and absolute discretion, of any lease non-disturbance agreements,

          (ii) any amendment to, or restructuring of, the Debt, this Note, the Deed of Trust or any of the Other Loan Documents, and

          (iii) any and all lawful action that may be taken by the Payee in connection with the enforcement of the provisions of this Note, the Deed of Trust or any of the Other Loan Documents, whether or not suit is filed in connection with the same, or in connection with the Maker, any guarantor of all or any portion of the Debt and/or any partner, joint venturer or shareholder thereof becoming subject of a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding.

All sums expended by the Payee on account of any of the foregoing shall be reimbursable on demand, and until reimbursed by the Maker pursuant hereto, shall be deemed additional principal evidenced hereby and shall bear interest at the default interest rate hereinbelow set forth. The obligations of the Maker under this paragraph shall, notwithstanding any exculpatory or other provisions of any nature whatsoever which may be set forth herein, in the Deed of Trust or the Other Loan Documents, constitute the personal recourse undertakings, obligations and liabilities of the Maker and shall be secured by the Deed of Trust.

     5.   Intentionally Omitted.

     6. The Maker acknowledges that the Payee may after the date of this Note sell and assign participation interests in the Loan to such domestic or foreign banks, insurance companies, pension funds, trusts or other institutional lenders or other persons, parties or investors (including, but not limited to, grantor trusts, owner trusts, special purpose corporations, REMIC's, real estate investment trusts or other similar or comparable investment vehicles) as may be selected by the Payee in its sole and absolute discretion and on terms and conditions

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satisfactory to the Payee in its sole and absolute discretion (any such bank, insurance company, pension fund, trust or other institutional lender or other person, party or investor to whom a participation interest in the Loan is so sold and assigned is herein referred to as a "PARTICIPANT"). The Payee shall at all times during the term of the Loan act as lead lender and servicer for Participants in accordance with participation agreements in form and substance satisfactory in all respects to the Payee and its counsel. Subject to the applicable terms and provisions of the participation agreements, the Payee shall retain all rights with respect to the enforcement, collection and administration of the Loan and the security therefor and shall service the Loan throughout the term thereof. The Maker shall cooperate, and shall cause each guarantor, indemnitor and other person or party associated or connected with the Loan or the collateral therefor to cooperate, in all respects with the Payee in connection with the sale of participation interests in the Loan in the manner contemplated by this paragraph, and shall, in connection therewith, execute and deliver such estoppels, certificates, instruments and documents as may be requested by the Payee. The Maker grants to the Payee, and shall cause each guarantor, indemnitor and other person or party associated or connected with the Loan or the collateral therefor to grant to the Payee, the right to distribute on a confidential basis financial and other information concerning the Maker, each such guarantor, indemnitor and other person or party and the property encumbered by the Deed of Trust and other pertinent information with respect to the Loan to any party who has purchased a participation interest in the Loan or who has expressed a serious interest in purchasing a participation interest in the Loan. The Maker shall execute and deliver, and shall cause each guarantor, indemnitor and other person or party associated or connected with the Loan or the collateral therefor to execute and deliver, such documents and instruments as may be necessary to split the Loan into two or more loans evidenced, secured and advanced by and pursuant to separate sets of notes, Deed of Trusts and other related loan documents to the full extent required by the Payee to facilitate the sale of participation interests in the Loan in the manner contemplated by this paragraph, it being agreed that (i) any such splitting of the Loan will not adversely affect or diminish the rights of the Maker as presently set forth in this Note, the Deed of Trust or the Other Security Documents and will not increase the respective obligations and liabilities of the Maker or any such guarantor, indemnitor or other person or party above those presently set forth in this Note, the Deed of Trust or the Other Security Documents, (ii) the deeds of trust and other documents securing the Loan as so split will have such priority of lien as may be specified by the Payee, and (iii) the retained interest of the Payee in the Loan as so split shall be allocated to or among one or more of such separate loans in a manner specified by the Payee in its sole and absolute discretion. If the Maker shall default in the performance of its obligation as set forth in this paragraph, and if such default shall not be remedied by the Maker within ten (10) days after notice by the Payee, the Payee shall have the right in its discretion to declare the Debt immediately due and payable. The Payee also reserves the right at any time during the term of the Loan in its sole and absolute discretion to effect a so-called securitization of the Loan in such a manner and on such terms and conditions as the Payee shall deem to be appropriate in its sole and absolute discretion and with such domestic or foreign banks, insurance companies, pension funds, trusts or other institutional lenders or other persons, parties or investors (including, but not limited to, grantor trusts, owner

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trusts, special purpose corporations, REMIC's, real estate investment trusts or other similar or comparable investment vehicles) as may be selected by the Payee in its sole and absolute discretion.

     7. It is hereby expressly agreed that the entire Debt shall become immediately due and payable at the option of the Payee on the happening of any default or event by which, under the terms of this Note, the Deed of Trust or the Other Security Documents, the Debt may or shall become due and payable, and that all of the terms, covenants and provisions contained in the Deed of Trust and the Other Security Documents which are to be kept and performed by the Maker are hereby made part of this Note to the same extent and with the same force and effect as if they were fully set forth herein.

     8. If any installment of principal, interest, additional interest or other sum payable under this Note is not paid within fifteen (15) days after the date which it is due, the Maker shall pay to the Payee upon demand an amount equal to 5% of such unpaid installment as a late payment charge.

     9. In addition to any late payment charge which may be due under this Note, if the Debt is declared immediately due and payable by the Payee pursuant to the provisions of this Note, the Deed of Trust or the Other Security Documents, or if the Debt is not paid in full on the Maturity Date, or if an event of default shall occur and be continuing under this Note, the Deed of Trust or the Other Security Documents, the Maker shall pay interest on the Principal Balance from the date of such declaration, event of default or the Maturity Date (as the case may be), until the date the Principal Balance is paid in full or until such event of default is cured (as the case may be) at a rate per annum (calculated for the actual number of days elapsed on the basis of a 365-366-day year) equal to 2% plus the interest rate then applicable under this Note, provided, however, that such interest rate shall in no event exceed the maximum interest rate which the Maker may by law pay.

     10. The Maker hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note. If any payment under this
Note is not made when due, the Maker agrees to pay all costs of collection when incurred, including reasonable attorneys' fees (which costs shall be added to the amount due under this Note and shall be receivable therewith). The Maker agrees to perform and comply with each of the terms, covenants and provisions contained in this Note, the Deed of Trust and the Other Security Documents on the part of the Maker to be observed or performed. No release of any security for the payment of this Note or extension of time for payment of this Note, or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Deed of Trust or the Other Security Documents made by agreement between the Payee and any other person or party shall release, discharge, modify, change or affect the liability of the Maker under this Note, the Deed of Trust or the Other Security Documents.

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     11.  This Note is subject to the express condition that at no time shall the Maker be obligated or required to pay interest on the Principal Balance at a rate which could subject the Payee to either civil or criminal liability as a result of being in excess of the maximum rate which the Maker is permitted by law to contract or agree to pay. If by the terms of this Note, the Maker is at any time required or obligated to pay interest on the Principal Balance at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the Principal Balance.

     12. If the Maker consists of more than one person or party, the obligations and liabilities of each such person or party hereunder shall be joint and several.

     13. This Note is secured by the Deed of Trust and the Other Security Documents.

     14. This Note is and shall be deemed entered into in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York and no defense given or allowed by the laws of any state or country shall be interposed in any action or proceeding hereon unless such defense is either given or allowed by the laws of the State of New York.

     15. This Note may only be modified, amended, changed or terminated by an agreement in writing signed by the Payee and the Maker. No waiver of any term, covenant or provision of this Note shall be effective unless given in writing by the Payee and if so given by the Payee shall only be effective in the specific instance in which given.

     16. The Maker acknowledges that this Note and the Maker's obligations under this Note are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Note and the obligations of the Maker under this Note or the obligations of any other person or party relating to this Note or the obligations of the Maker hereunder or otherwise with respect to the Loan. This Note sets forth the entire agreement and understanding of the Payee and the Maker, and the Maker absolutely, unconditionally and irrevocably waives any and all right to assert any defense, setoff, counterclaim or crossclaim of any nature whatsoever with respect to this Note or the obligations of the Maker under this Note or the obligations of any other person or party relating to this Note or the obligations of the Maker hereunder or otherwise with respect to the Loan in any action or proceeding brought by the Payee to collect the Debt, or any portion thereof, or to enforce, foreclose and realize upon the liens and security interests created by the Deed of Trust and the Other Security Documents. The Maker acknowledges that no oral or other agreements,

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understandings, representations or warranties exist with respect to this Note or with respect to the obligations of the Maker under this Note, except those specifically set forth in this Note.

     17. No delay on the part of the Payee in exercising any right or remedy under this Note, the Deed of Trust or the Other Security Documents or failure to exercise the same shall operate as a waiver in whole or in part of any such right or remedy. No notice to or demand on the Maker shall be deemed to be a waiver of the obligation of the Maker or of the right of the Payee to take further action without further notice or demand as provided in this Note, the Deed of Trust and Other Security Documents.

     18. The Maker agrees to submit to personal jurisdiction in the State of New York in any action or proceeding arising out of this Note and, in furtherance of such agreement, the Maker hereby agrees and consents that without limiting other methods of obtaining jurisdiction, personal jurisdiction over the Maker in any such action or proceeding may be obtained within or without the jurisdiction of any court located in New York and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the Maker by registered or certified mail to or by personal service at the last known address of the Maker, whether such address be within or without the jurisdiction of any such court.

     19. The Maker (and the undersigned representative of the Maker, if any) represents that the Maker has full power, authority and legal right to execute and deliver this Note and that the debt hereunder constitutes a valid and binding obligation of the Maker.

     20. Whenever used, the singular number shall include the plural, the plural the singular, and the words "PAYEE" and "MAKER" shall include their respective successors and assigns, provided, however, that the Maker shall in no event or under any circumstance have the right without obtaining the prior written consent of the Payee to assign or transfer its obligations under this Note, the Deed of Trust or the Other Security Documents, in whole or in part, to any other person, party or entity.

     21. THE MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND THE PAYEE BY ITS ACCEPTANCE OF THIS NOTE IRREVOCABLY AND UNCONDITIONALLY WAIVES, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THE LOAN, THIS NOTE, THE DEED OF TRUST OR THE OTHER SECURITY DOCUMENTS.

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     22.  This Note evidences the "First Advance" made pursuant to and in accordance with the Loan Agreement. The Loan Agreement contemplates an optional additional advance of up to $10,000,000.00 upon and subject to the terms and conditions set forth in the Loan Agreement. In the event such additional advance is made, at the Payee's option, this Note may be amended or restated to evidence such additional advance as more particularly set forth in the Loan Agreement.

     IN WITNESS WHEREOF, the Maker has duly executed this Note the day and year first above written.

                                        S&W OF LAS VEGAS, L.L.C.


                                        By: /s/ Alan M. Mandel
                                            --------------------------------
                                             Name: Alan M. Mandel
                                             Title: Chief Financial Officer


STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

          On the 19th day of August in the year 2002 before me, the undersigned, a Notary Public in and for said State, personally appeared Alan M. Mandel personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                            /s/ Linda Marshall
                                            -----------------------------
                                                Notary Public

                                                      [SEAL]

                                      -11-